                                                                    EXHIBIT 3.2


















                                     BYLAWS

                                       OF

                            HOUSTON OPERATING COMPANY

                               TABLE OF CONTENTS


ARTICLE 1. OFFICES.............................................................................      1

    SECTION  1.01         Principal office.....................................................      1
    SECTION  1.02         Additional Offices...................................................      1

ARTICLE 2. SHAREHOLDERS .......................................................................      1

    SECTION  2.01         Annual Meetings......................................................      1
    SECTION  2.02         Special Meetings.....................................................      1
    SECTION  2.03         Place of Meetings....................................................      1
    SECTION  2.04         Notice of Meetings...................................................      1
    SECTION  2.05         Closing Transfer Books and Record Date . ............................      2
    SECTION  2.06         Voting Lists.........................................................      2
    SECTION  2.07         Quorum...............................................................      3
    SECTION  2.08         Manner of Acting.....................................................      3
    SECTION  2.09         Proxies..............................................................      3
    SECTION  2.10         Voting of Shares.....................................................      3
    SECTION  2.11         Voting of Shares by Certain Holders..................................      3
    SECTION  2.12         Informal Action by Shareholders......................................      4
    SECTION  2.13         Cumulative Voting Prohibited.........................................      4


ARTICLE 3. BOARD OF DIRECTORS..................................................................      4

    SECTION  3.01         General Powers ......................................................      4
    SECTION  3.02         Number, Tenure and Qualifications ...................................      4
    SECTION  3.03         Resignation .........................................................      5
    SECTION  3.04         Regular Meetings ....................................................      5
    SECTION  3.05         Special Meetings ....................................................      5
    SECTION  3.06         Notice ..............................................................      5
    SECTION  3.07         Quorum ..............................................................      5
    SECTION  3.08         Manner of Acting ....................................................      5
    SECTION  3.09         Action Without a Meeting ............................................      6
    SECTION  3.10         Vacancies ...........................................................      6
    SECTION  3.11         Compensation ........................................................      6
    SECTION  3.12         Presumption of Assent ...............................................      6
    SECTION  3.13         Removal .............................................................      7
    SECTION  3.14         Committees ..........................................................      7
    SECTION  3.15         Interested Directors ................................................      7

ARTICLE 4. OFFICERS ...........................................................................      8

    SECTION  4.01         Officers ............................................................      8
    SECTION  4.02         Election and Term of Office .........................................      8
    SECTION  4.03         Removal .............................................................      9
    SECTION  4.04         Resignation .........................................................      9
    SECTION  4.05         Vacancies ...........................................................      9



                                       i

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
    SECTION  4.06         Chairman of the Board ...............................................      9
    SECTION  4.07         President ...........................................................      9
    SECTION  4.08         Vice-President ......................................................      9
    SECTION  4.09         Secretary and Assistant Secretaries .................................     10
    SECTION  4.10         Treasurer and Assistant Treasurers ..................................     10
    SECTION  4.11         Compensation ........................................................     11

ARTICLE 5. INDEMNIFICATION OF DIRECTORS AND OFFICERS...........................................     11

    SECTION  5.01         Indemnification .....................................................     11
    SECTION  5.02         Advancement of Expenses .............................................     12
    SECTION  5.03         Insurance ...........................................................     12
    SECTION  5.04         Other Indemnification ...............................................     12


ARTICLE 6. ADMINISTRATIVE MATTERS .............................................................     12

    SECTION  6.01         Contracts............................................................     12
    SECTION  6.02         Loans................................................................     12
    SECTION  6.03         Checks and Orders for Payment........................................     12
    SECTION  6.04         Deposits.............................................................     13
    SECTION  6.05         Books and Records....................................................     13
    SECTION  6.06         Fiscal Year..........................................................     13
    SECTION  6.07         Distributions........................................................     13
    SECTION  6.08         Corporate Seal.......................................................     13
    SECTION  6.09         Waiver of Notice.....................................................     13
    SECTION  6.10         Amendments...........................................................     13


ARTICLE 7. CERTIFICATES FOR SHARES AND THEIR TRANSFER .........................................     13

    SECTION  7.01         Certificates for Shares .............................................     13
    SECTION  7.02         Transfer of Shares ..................................................     14


ARTICLE 8. GENERAL PROVISIONS .................................................................     14

    SECTION  8.01         Construction ........................................................     14
    SECTION  8.02         Headings ............................................................     14

CERTIFICATE OF SECRETARY-TREASURER ............................................................     14

                                     BYLAWS

                                       OF

                           HOUSTON OPERATING COMPANY

                               ARTICLE 1. OFFICES



         SECTION 1.01 Principal Office. The principal office of 700 N. St. Mary's, Ste. 950, San Antonio, Texas 78205 (the "Corporation") in the State of Texas shall be located in the City of San Antonio, County of Bexar.

         SECTION 1.02 Additional Offices. The Corporation may have such other offices, either within or without the State of Texas as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                             ARTICLE 2. SHAREHOLDERS

         SECTION 2.01 Annual Meetings. The annual meeting of the shareholders shall be held during the month of April in each year, beginning with the year 1994 upon the date and at the hour designated by the Board of Directors by notice to the shareholders, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as such special meeting can be conveniently scheduled.

         SECTION 2.02 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than 10% of all the outstanding shares of the Corporation entitled to vote at the meeting.

         SECTION 2.03 Place of Meetings. The Board of Directors may designate any place, either within or without the State of Texas, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Texas, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Texas.

         SECTION 2.04 Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting and, in case of special meeting, the purpose or purposes for which the meeting is called, shall (unless otherwise prescribed by statute) be delivered not more than 60 days and not less than 10 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at such shareholder's address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

         SECTION 2.05 Closing Transfer Books and Record Dates. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 60 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meetings. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholder, such date in any case to be not more than 60 days and, in case of a meeting of shareholders, not less than 10 days before the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholder, or shareholders entitled to receive payment of a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of the shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

         SECTION 2.06 Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make at least 10 days before each meeting of shareholders a complete list of the shareholders entitled to vote at each meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of 10 days before such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of the shareholders.

         SECTION 2.07 Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         SECTION 2.08 Manner of Acting. The vote of the holders of a majority of the shares entitled to vote and thus represented at such meeting at which a quorum is present shall be the act of the shareholders' meeting unless the vote of a greater number is required by law, the Articles of Incorporation or these Bylaws.

         SECTION 2.09 Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by such shareholder's duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

         SECTION 2.10 Voting of Shares. Subject to the provisions of Section 2.13, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of the shareholders.

         SECTION 2.11 Voting of Shares by Certain Holders.

         (a) Shares standing in the name of another Corporation may be voted by such officer, agent or proxy as the bylaws of such Corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such Corporation may determine.

         (b) Shares held by an administrator, executor, guardian or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into such person's name. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the name of the trust.

         (c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into such receiver's name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         (d) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares to transferred.

         (e) Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         SECTION 2.12 Informal Action by Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Meetings of shareholders by use of conference telephone or similar communications equipment may also be held as more specifically described in Section 3.10 of these Bylaws.

         SECTION 2.13 Cumulative Voting Prohibited. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are directors to be elected and for whose election such shareholder has a right to vote. Cumulative voting is expressly prohibited.


                          ARTICLE 3. BOARD OF DIRECTORS

         SECTION 3.01 General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

         SECTION 3.02 Number, Tenure and Qualifications. The number of directors of the Corporation shall be one. Each director shall hold office until the next annual meeting of the shareholders and until such director's successor shall have been elected and qualified.
Directors need not be residents of the State of Texas or shareholders of the Corporation.

         SECTION 3.03 Resignation. Any director may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein. The acceptance of such resignation shall not be necessary to make it effective.

         SECTION 3.04 Regular Meetings. A regular meeting of the Board of Directors shall be held (without other notice than this Bylaw) immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

         SECTION 3.05 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

         SECTION 3.06 Notice. Notice of any special meeting shall be given at least one (1) day prior thereto by written notice delivered personally or mailed to each director at such director's business address, or by telegram or telephone. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 3.07 Quorum. A majority of the number of directors then fixed by these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         SECTION 3.08 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Notwithstanding the foregoing, the following matters shall require the affirmative vote of all of the directors prior to action by the Board of Directors and/or the submission thereof to the shareholders:

         (a) any amendment, alternation or repeal of the Articles of InCorporation or Bylaws of the Corporation;

         (b) issuance and sale by the Corporation of any shares of stock over and above those shares initially issued by the Corporation; and

         (c) revisions to any employment agreements executed between the Corporation and its employees or waivers of or refusal to enforce any of the terms of such employment agreements.

         SECTION 3.09 Action Without a Meeting. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all of the directors. Subject to the provisions of these Bylaws for notice of meetings, members of the Board of Directors, members of any committee designated by the Board or shareholders may participate in and hold a meeting of such Board, committee or shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         SECTION 3.10 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired term of such director's predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of the shareholders called for that purpose.

         SECTION 3.11 Compensation. By resolution of the Board of Directors, each director shall be reimbursed for expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at meetings of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         SECTION 3.12 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director's dissent shall be entered in the minutes of the meeting or unless such director shall file such director's written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         SECTION 3.13 Removal. Any director or the entire Board of Directors may be removed, with or without cause, at any meeting of the shareholders called expressly for that purpose, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. In the event cumulative voting is permitted by these Bylaws at any time, if less than the entire Board is to be removed, no one of the directors may be removed if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire Board of Directors, or if there be classes of directors, at an election of the class of directors of which such director is a part.

         SECTION 3.14 Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees, including an executive committee. Each committee shall have and may exercise such authority of the Board of Directors as is set forth in the resolution creating the committee, except that if an executive committee is appointed, it shall have and may exercise all of the authority of the Board of Directors, except as specifically prohibited in the resolution or in this Section of the Bylaws. In no event, however, shall any such committee have the authority of the Board of Directors in reference to amending the Articles of Incorporation, approving a plan of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, amending, altering or repealing the Bylaws or adopting new Bylaws, filling vacancies in or removing members of the Board of Directors or any such committee, electing or removing officers, fixing the compensation of any member of such committee or altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable; and, unless such resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of shares of the Corporation. Any organization of such committee and the delegation to such committee of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

         SECTION 3.15 Interested Directors.

         (a) If subsection (b) of this Section 3.15 is satisfied, no contract or other transaction between the Corporation and any of its directors (or any Corporation or firm in which any of them are directly or indirectly interested) shall be invalid solely because of this relationship or because of the presence of such director, at the meeting authorizing such contract or transaction, or such director's participation in such meeting or authorization.

         (b) Subsection (a) of this Section 3.15 shall apply only if:

             (1) The material facts of the relationship or interest of each such director are known or disclosed:

                 (A) To the Board of Directors or a committee and the Board or committee nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

                 (B) To the shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes; or

             (2) The contract or transaction is fair to the Corporation as of the time it is authorized or ratified by the Board of Directors, a committee of the Board, or the shareholders.

         (c) This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision.

                               ARTICLE 4. OFFICERS

         SECTION 4.01 Officers. The Corporation shall have a President and a Secretary. The Corporation may have a Vice-President, a Treasurer and such other officers (including a Chairman of the Board and additional Vice-Presidents) and assistant officers and agents, as the Board of Directors may think necessary. Any two or more offices may be held by the same person.

         SECTION 4.02 Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held at a special meeting as soon as such meeting can be conveniently scheduled. Each officer shall hold office until such officer's successor shall have been duly elected and shall have qualified or until such officer's death or until such officer shall resign or shall have been removed in the manner hereinafter provided.

         SECTION 4.03 Removal. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         SECTION 4.04 Resignation. Any officer may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein. The acceptance of such resignation shall not be necessary to make it effective.

         SECTION 4.05 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         SECTION 4.06 Chairman of the Board. The Chairman of the Board, if such an officer has been elected by the Board of Directors, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as from time to time may be assigned to such individual by the Board of Directors or prescribed by these Bylaws.

         SECTION 4.07 President. Subject to such supervisory and executive powers, if any, which may be given by the Board of Directors to the Chairman of the Board, if the Board of Directors has elected a Chairman of the Board, the President shall be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. The President shall, when present, preside at all meetings of the shareholders and the Board of Directors. The President may sign certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to such officer by the Board of Directors.

         SECTION 4.08 Vice-President. In the absence of the President or in the event of the President's death, inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all of the powers of, and be subject to, All the restrictions upon the President. The Vice-Presidents shall perform such other duties as from time to time may be assigned to them by the Board of Directors or by the President.

         SECTION 4.09 Secretary and Assistant Secretaries.

         (a) The Secretary shall attend all meetings of the Board and all meetings of the shareholders and shall record all votes and the minutes of all proceedings and shall perform like duties for the standing committees when required. The Secretary shall give or cause to be given notice of all meetings of the shareholders and all meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board. The Secretary shall keep in safe custody the seal, if any, of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or by the signature of an Assistant Secretary. The Secretary shall perform such other duties as from time to time may be assigned by the Board of Directors or by the President.

         (b) The Assistant Secretaries in the order of their seniority as determined by the order of their election shall, in the absence or disability of the Secretary, perform all the duties and exercise the powers of the Secretary, and they shall perform such other duties as from time to time may be assigned to them by the Board of Directors or by the President.

         (c) In the absence of the Secretary or an Assistant Secretary, the minutes of all meetings of the Board and shareholders shall be recorded by such person as shall be designated by the Board of Directors or by the President.

         SECTION 4.10 Treasurer and Assistant Treasurers.

         (a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Treasurer shall keep and maintain the Corporation's books of account and shall render to the President and directors an account of all of the transactions of such officer as Treasurer and of the financial condition of the Corporation and exhibit the books, records and accounts of such officer to the President or directors at any time. The Treasurer shall disburse funds for capital expenditures as authorized by the Board of Directors and in accordance with the orders of the President, and present to the President for the President's attention any requests for disbursing



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


funds if in the judgment of the Treasurer any such request is not properly authorized. The Treasurer shall perform such other duties as from time to time may be assigned to the Treasurer by the Board of Directors or by the President.

         (b) If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of such individual's office and for the restoration to the Corporation, in case of such individual's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such individual's possession or under such individual's control belonging to the Corporation.

         (c) The Assistant Treasurers in the order of their seniority as determined by the order of their election shall, in the absence or disability of the Treasurer, perform all the duties and exercise the powers as from time to time may be assigned to them by the Board of Directors or by the President.

         SECTION 4.11 Compensation. The salaries of the officers shall be determined from time to time by the Board of Directors, but no formal action of the directors shall be required in determining such salaries. No officer shall be prevented from receiving such salary by reason of the fact that the individual is also a director of the Corporation.

              ARTICLE 5. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         SECTION 5.01 Indemnification. The Corporation shall indemnify any director or officer or former director or officer of the Corporation and any person who, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic Corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against reasonable expenses incurred by such individual in connection with any action, suit or proceeding in which such individual is a named defendant or respondent if such individual has been wholly successful, on the merits or otherwise, in the defense of such action, suit or proceeding. The Corporation may indemnify any director or officer or former director or officer of the Corporation, and any person who, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic Corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise who was, or is, threatened to be named a defendant or respondent in an action, suit or proceeding against judgments, penalties



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

(including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by such individual in connection with an action, suit or proceeding to the full extent permitted by Article 2.02-1 of the Texas Business Corporation Act.

         SECTION 5.02 Advancement of Expenses. The Corporation may pay in advance any reasonable expenses which may become subject to indemnification subject to the provisions of Article 2.02-1 of the Texas Business Corporation Act.

         SECTION 5.03 Insurance. The Corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director or officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against such individual and incurred by such individual in any such capacity or arising out of such individual's status as such, whether or not the Corporation would have the power to indemnify such individual against such liability under these Bylaws or the laws of the State of Texas.

         SECTION 5.04 Other Indemnification. The protection and indemnification provided hereunder shall not be deemed exclusive of any other rights to which such director or officer or former director or officer may be entitled, under any agreement, insurance policy, vote of the shareholders, or otherwise.

                        ARTICLE 6. ADMINISTRATIVE MATTERS

         SECTION 6.01 Contracts. The Board of Directors may authorize any officer or officers or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         SECTION 6.02 Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         SECTION 6.03 Checks and Orders for Payment. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.




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

         SECTION 6.04 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

         SECTION 6.05 Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its principal office, or at the office of its transfer agent or registrar, a record of its shareholders giving the names and addresses of all shareholders and the number and class of the shares held by each.

         SECTION 6.06 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

         SECTION 6.07 Distributions. The Board of Directors may from time to time declare, and the Corporation may pay, distributions on its outstanding shares in the manner and upon the terms and conditions provided by law and the Corporation's Articles of Incorporation.

         SECTION 6.08 Corporate Seal. The Board of Directors may provide for a corporate seal which may be circular in form and shall have inscribed thereon the name of the Corporation and such other description as the directors may approve.

         SECTION 6.09 Waiver of Notice. Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Texas Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         SECTION 6.10 Amendments. These Bylaws may be altered, amended or repealed, and new bylaws may be adopted, at any meeting of the Board of Directors of the Corporation as set forth in Article 3, Section 8 of the Bylaws, subject to repeal or change by action of the shareholders.

              ARTICLE 7. CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 7.01 Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board of Directors so to do, and sealed with the corporate seal if the Corporation has a corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the



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


person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

         SECTION 7.02 Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by such holder's legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                          ARTICLE 8. GENERAL PROVISIONS

         SECTION 8.01 Construction. Whenever the context so requires, all gender references shall include the feminine, masculine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

         (a) The remainder of these Bylaws shall be considered valid and operative, and

         (b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

         SECTION 8.02 Readings. The headings are for organization, convenience and clarity. In interpreting these Bylaws, they shall be subordinated in importance to the other written material.

                       CERTIFICATE OF SECRETARY-TREASURER

         The undersigned, Secretary-Treasurer of Houston Operating Company, does hereby certify that the foregoing Bylaws were duly adopted by the Board of Directors of the Corporation effective the 16th day of December, 1994.


                                          /s/ ELIZABETH ORTH
                                          -------------------------------------
                                          Elizabeth Orth, Secretary



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